Exhibit 10.14

DRILLING PROGRAM AGREEMENT

This Drilling Program Agreement (this "Agreement"), dated as of, ________ , 2002 is made by and among Tri-Valley Oil & Gas Company, Inc., a California corporation ("TVOG"), Tri-Valley Corporation, a Delaware corporation ("TVC"), and Tri-Valley Opus I Drilling Program, L.P., a Delaware Limited Partnership ("Partnership") of which TVC is the managing general partner.

Whereas, TVC and the Partnership desire to participate in a drilling program (the "Program"), whereunder TVC and the Partnership will (a) jointly acquire interests in certain Prospects and (b) participate as non-operators in the development of such Prospects by TVOG as operator and Program Manager, on the terms and conditions set forth herein;

Now therefore, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby agree as follows:

1. Certain Defined Terms and References.

(a) Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings:

(i)  "Administrative Costs" shall mean customary and routine expenses incurred by TVC or its Affiliates for the conduct of the administration of a Partnership or a Program, including, legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

(ii)  "Agreement" shall mean this Drilling Program Agreement, as amended from time to time.

(iii)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(iv)  "Lease" shall mean an oil and gas lease or an oil, gas and mineral lease, a Working Interest, an interest (including certain non-consent interest) arising under a pooling order or operating agreement, an interest acquired under a farmout, operating rights under governmental tracts, a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest), or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

(v)  "Lease Acquisition Costs" shall have the meaning ascribed to it in the Partnership Agreement.

(vi)  "Managing Partner" shall have the meaning ascribed to it in the Partnership Agreement.

(vii)     "Offering Memorandum" shall mean the Private Placement Memorandum dated ___________, 2002, describing the TVC Opus I Drilling Program, L.P.

(viii)    "Operating Agreement" shall have the meaning ascribed to it in the Partnership Agreement.

(ix)       "Operating Costs" shall have the meaning ascribed to it in the Partnership Agreement.

(x)        "Participants" shall mean TVC and the Partnership, and "Participant" shall mean TVC or the Partnership, individually.

(xi)       "Partners" shall mean the partners of the Partnership.

(xii)      "Partnership" shall have the meaning assigned to such term in the preamble to this Agreement.

(xiii)     "Partnership Agreement" shall mean the Agreement of Partnership dated, ____________, 2002 creating the Partnership and designating TVC as the Managing Partner of the Partnership.

(xiv)     "Person" shall mean any natural person, partnership, corporation, association, trust, or other legal entity.

(xv)      "Program" shall have the meaning assigned to such term in the preamble to this Agreement.

(xvi)     "Program Manager" shall mean TVOG and any person who becomes the manager of the business and affairs of the Program in accordance with Section 7 of this Program Agreement.

(xvii)    "Program Well" shall mean any well in which the Participants have an interest pursuant hereto.

(xviii)    "Prospect" shall mean the Lease acreage designated by the Program Manager for transfer to the Program for development of a Program Well.

(xix)      "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports, and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

(xx)     "Working Interest" shall have the meaning ascribed to it in the Partnership Agreement.

(b)  Other Defined Terms.  Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Partnership Agreement and the Offering Memorandum – in that order.

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(c)  References. All references in this Agreement to sections, subsections, and other subdivisions refer to corresponding sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

2.  Acquisition of Interests in Prospects.

(a)  Prospects Subject to this Agreement. Subject to the terms and conditions hereof, the Participants shall acquire undivided interests in well bores within Prospects selected by the Program Manager in its sole discretion from time to time. At the time any Lease within a Prospect is acquired, the Program Manager shall designate the area comprising the Prospect in the manner provided in the definition of such term (if the Prospect has not been previously so designated). Prospects may be limited to certain stated depths and may include areas in which Leases may or may not have been acquired. The Program Manager shall maintain records showing the Prospects (and depths if limited by depth) so designated.  Prospects may be directly adjacent or in close proximity to other Prospects. Leases on lands which are contiguous or in the vicinity of each other may constitute more than one Prospect, and a zone or horizon under an area may constitute a Prospect separate and apart from another zone or horizon which lies in whole or in part under the same area.  The Program Manager and its Affiliates shall have no obligation to assign to any of the Participants any Lease held as of the date hereof by the Program Manager or any such Affiliate or any Lease acquired by the Program Manager or any such Affiliate after the date hereof.

The Offering Memorandum provides that, if TVOG determines to drill subsequent wells on an Area of Mutual Interest surrounding a Prospect, TVOG will offer the Investor Partners in the Partnership the opportunity to participate in such subsequent operations individually instead of through the Partnership.  Accordingly, properties constituting Areas of Mutual Interest surrounding Prospects will not be designated for or assigned to the Program.

(b)  Participation in Subsequent Wells.  TVOG will designate areas of mutual interest ("AMI") in and around the various Prospects developed by the partnership commencing with the date of formation of the partnership and ending December 31, 2007.  Investor Partners shall have the right but not the obligation to participate in subsequent wells drilled by TVOG within an AMI as provided in this subsection.

(i)  If TVOG determines that one or more subsequent well should be developed in an AMI after the initial Program Well has been drilled on the Prospect, TVOG shall offer each Investor Partner the opportunity to invest in each such subsequent well pro rata according to their Sharing Ratio in the Partnership.

(ii)  The cost and terms of participation in subsequent wells may be determined by TVOG in its discretion, including whether TVOG will offer to enter into a turnkey drilling contract with respect to any well.  The terms of participation in subsequent wells may provide, among other things, that failure to pay for any assessment for drilling, completing, or reworking a well as provided in the joint operating agreement for

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that subsequent well may result in a complete forfeiture of a non-contributing participant's interest in that subsequent well.

(iii)  Investor Partners who do not participate in a subsequent well drilled within an AMI will not thereafter have the right to participate in any additional subsequent wells drilled within that AMI, except as provided in subsection (iv).

(iv)  If less than all of the Investor Partners elect to participate in any subsequent well to be drilled in an AMI, TVOG will offer the remaining well interest to Investor Partners who have elected to participate in such subsequent well and to Investor Partners have not previously been offered an interest in such subsequent well (because of their failure to participate in a previously offered subsequent well under subsection (iii), pro rata according to all such Investor Partners' Sharing Ratios in the Partnership.  In the event that any interest in a subsequent well remains unpurchased after the offers contemplated by subsections (iii) and (iv), such interests may be retained by TVOG or its affiliates or sold to unaffiliated third parties.

(c)  Interest of the Program Manager.

(i)  The amount of the undivided interest in Leases to be assigned to the Participants by the Program Manager shall be determined solely by the Program Manager and the Managing Partner of the Partnership, taking into account the nature of the risks associated with the drilling of wells on such Leases, the estimated costs of such drilling, the amount of funds available from the Partnership for such drilling and such other factors as the Program Manager and the Managing Partner shall in good faith determine. The Program shall have no right to acquire the entire interest in any such Lease, and the Program Manager and Affiliates thereof shall have the right to acquire or retain a portion of such interest in their own name, for their own account, or for the account of others. Any such interest so acquired or retained by the Program Manager or such Affiliate shall be held independently and not as a part of the Program and shall not be subject to the terms and provisions of this Agreement.

(ii)  Subject to subsection (i), the Program Manager will use its best efforts to assign to the Program a sufficient Working Interest in Leases which it designates as Prospects to entitle the Program to a 75% net revenue interest in each Lease.  To the extent that the total Working Interest owned by the Program Manager represents more than 75% of the net revenue interest from a Lease, the Program Manager intends to retain an overriding royalty interest sufficient to reduce the net revenue interest represented by the Working Interest assigned to the Program to 75%.  In the event that the net revenue interest represented by a Working Interest in a Lease is less than 75% of the net revenue interest in the Prospect, the Program Manager will not receive or retain any overriding royalty interest in that Lease.

(iii)  The Program Manager shall receive a 25% Working Interest in each Program Well carried to the tanks including pipelines enabling the well to deliver product for sale, with the remaining 75% of the Working Interest to be assigned to the Partnership.

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3. Allocation of Costs.  The costs of activities and operations conducted pursuant to this Agreement shall be allocated to an paid by the parties hereto as follows:

(a)  Organization and Offering Expenses, Management Fees.  All sales commissions and finders' fees shall be allocated entirely to the Partnership.

(b)  Intangible Drilling Costs and Lease Acquisition Costs.  All Intangible Drilling Costs shall be allocated entirely to the Partnership.

(c)  Tangible Costs. All Tangible Costs shall be allocated entirely to the Partnership.

(d)  Lease Acquisition Costs.  All Lease Acquisition Costs shall be allocated entirely to TVOG.

(e)  Operating Costs and Reporting and Legal Expenses. All Operating Costs and Reporting and Legal Expenses incurred with respect to Program Wells shall be allocated between the Partnership and TVOG pro rata according to their working interest ownership in each respective Program Well in respect of which the cost is incurred.

4.  Allocation of Revenues. Except as provided in Attachment A attached hereto, all revenues attributable to the activities and operations conducted pursuant to this Agreement shall be allocated to and received by the parties hereto as follows:

(a)  Revenues from Program Wells. Subject to subparagraph (b) below, all revenues from Program Wells, including without limitation, all revenues directly or indirectly resulting from the investment of revenues from Program Wells, shall be allocated between TVOG and the Partnership pro rata according to their respective ownership in the Working Interests for each respective Program Well.

(b)  Revenues from Disposition of Program Assets.

(i)  Revenues resulting from the sale or other taxable disposition of an oil and gas property (as such term is defined in Section 614 of the Code) shall be allocated, (A) to the extent such revenues constitute a recovery of the Program's simulated tax basis in such property, to the parties in the same percentages as the simulated tax basis of the property sold was allocated up to an amount equal to the Program's simulated tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such sale or disposition and from all prior sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated between TVOG and the Partnership according to their pro rata ownership in the Working Interests for each respective Program Well to which the asset relates  For purposes of computing the simulated tax basis of any such property, depletion deductions shall be computed as provided in Attachment A without regard to depletion deductions actually claimed by the parties under Attachment A.

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(ii)  All revenues resulting from the rental, sale or other disposition of any item of depreciable property shall be allocated (A) to the extent such revenues constitute a recovery of the Program's adjusted tax basis in such property, to the parties in the same percentages as the adjusted tax basis of the property sold was allocated up to an amount equal to the Program's adjusted tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such rental, sale or other disposition and from all prior rentals or sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated 25% to TVOG and 75% to the Partnership.

(iii)  All revenues resulting from the disposition of any other property shall be allocated 25% to TVOG and 75% to the Partnership.

5.  Ownership of Production.

Each Participant shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from any Lease subject to the Program pursuant to the terms of this Agreement. Any extra expenditure incurred in the taking in kind or separate disposition by any party hereto of its proportionate share of production shall be borne by such party. Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from any such Lease. The proceeds from the sale of all production produced, saved, and sold from any Prospect herein shall be paid to TVOG by all purchasing companies purchasing such production, and by the execution of this Agreement, TVOG and the Participants covenant and agree to hold harmless all purchasing companies from any and all liability by reason of paying any such proceeds to TVOG. Further, the Participants authorize and direct TVOG to deduct from their proportionate share of such proceeds from such sales all Operating Costs and other expenses and costs of all types owed to TVOG provided for under the terms of this Agreement and remit the balance from the sale to the Participants. In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of oil and gas produced from any such Lease, the Program Manager shall have the right, but not the obligation, subject to the revocation at will by the party owning such production, to purchase such oil and gas or sell it to others at any time and from time to time for the account of such party at a price competitive with the best price obtainable in the area for such production. Any such purchase or sale by the Program Manager shall be subject to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by the Program Manager of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances.

6.  Management of Program.

(a)  Program Affairs. The Participants hereby designate TVOG as the Program Manager who shall have the full and exclusive power and authority to manage, control and administer the business and affairs of the Program and the properties of the parties subject to this Agreement, except to the extent otherwise set forth herein and in the Partnership Agreement.

(b)  Well Operations. The Participants, hereby designate TVOG, and TVOG agrees to act, as operator with respect to the drilling, testing, and any attempted completion and equipping and operating (or plugging and abandoning, if necessary) of any Program Well to be drilled or developed hereunder, except in those instances in which (i) the Leases on which such Program Well is to be drilled is already subject to an existing operating agreement

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under which a third party (not TVOG) has already been designated as operator, (ii) the requisite number of third parties being joint working interest owners in such Program Well decline to approve TVOG as operator or (iii) a good faith determination is made by TVOG that it is not in the best interests of the Participants and of TVOG for it to act as operator. In conducting operations on a Prospect, TVOG may use its own personnel (including consultants retained by TVOG), properties and equipment and may subcontract with any other Affiliate of TVOG to perform such operations. The charge to TVC and the Partnership for the use of TVOG's personnel (including consultants retained by TVOG), properties and equipment, the basis of pricing materials purchased by TVC and the Partnership from TVOG or any Affiliate thereof and the basis of pricing materials purchased by TVOG or any Affiliate thereof from TVC and the Partnership shall be as provided in the Operating Agreement, subject to the terms of the Partnership Agreement.

(c)  Joint Operating Agreement. With respect to each Program Well for which TVOG is to serve as operator as contemplated in subsection (c), all operations relating to such Program Well, including without limitation, all costs and expenditures of drilling, testing, completing, and equipping and operating such Program Well shall be conducted pursuant to a Joint Operating Agreement between TVOG as operator, and the Participants as non-operator. In the event, at the time of acquisition of a Lease by the Participants, such Lease is subject to another operating agreement or if TVOG enters into an operating agreement with third parties that are joint operating interest owners in such Program Well, nevertheless, the Joint Operating Agreement between TVOG and the Participants shall govern operations as between them, provided that TVOG and the Managing Partner shall have the right to amend the Joint Operating Agreement between TVOG and the Participants covering certain of the Leases to conform to such other operating agreement (provided, the Joint Operating Agreement may not be amended as provided above in any manner that the Managing Partner determines will adversely affect the Partnership or the Partners in any material respect) and TVOG shall have the right to charge the Joint Account under the Joint Operating Agreement between TVOG and the Participants a share attributable to the Participants' interest of any costs or expenses incurred by TVOG under such other operating agreement which are not otherwise provided for herein or in the Joint Operating
Agreement between TVOG and the Participants. To the extent that the terms of this Agreement and the terms of the Joint Operating Agreement attached hereto conflict, this Agreement governs and takes precedence over the Joint Operating Agreement.

(d)  Program Funds; Distributions. Funds held by the Program Manager on behalf of the Program, subsequent to their allocation to the Program, shall not be commingled with funds of any other entity.  All such distributions shall be made to the Participants in the same percentages as the Participants are allocated revenues of the Program pursuant to Section 4. At no time shall the Program or the Program Manager on behalf of the Program retain in its accounts funds required to be distributed to the Participants pursuant to the preceding sentence. At least semi-annually, any cash funds of the Program which the Program Manager reasonably determines are not needed for the payment of existing or anticipated Program obligations and expenditures shall be distributed to the Participants.

(e)  Access to Records. Each Participant and the Partners thereof shall have access during normal business hours to all books and records relating to the business and operations of the Program as provided in the Operating Agreement, provided that the Program Manager may refuse for a reasonable time to grant any Participant or any Partner thereof access to such books and records as the Program Manager (i) has agreed shall be kept

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confidential or (ii) has determined in good faith should be kept confidential considering the interests of the Program and the Participants.

(f)  Liability and Indemnification of Program Manager.

(i)  Neither the Program Manager nor its Affiliates shall have any liability to the Participants for any loss suffered by a Participant that arises out of any action or inaction performed or omitted relating to its duties or obligations or services rendered or to be rendered pursuant to this Agreement or the Operating Agreement, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the Program Manager's or its Affiliate's course of conduct or omission was in the best interest of the Participants, that the Program Manager or such Affiliate was acting on behalf of or performing services for the Participants, and that such conduct or omission did not constitute gross negligence or misconduct.  Termination of any action, suit or proceeding will not create a presumption that the Managing Partner or its Affiliate did not act in the best interest of the Partnership.

(ii)  The Partnership shall indemnify the Program Manager and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Program Manager or such Affiliates as a result of any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to (a) the fact that the Program Manager is serving in such capacity or in the capacity as the operator under the Operating Agreement or (b) any acts, omissions or operations performed or omitted by the Program Manager or such Affiliate on behalf of the Program or the Partnership or which otherwise relates to the activities and business affairs of the Program or the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the Partnership and that the conduct or omission did not constitute gross negligence or misconduct. Any such indemnity will be satisfied only out of the assets of the Partnership and in no event will the Investor Partners be liable therefor.

(iii)  The Program Manager, acting on behalf of the Program, may purchase and maintain insurance on behalf of the Program Manager and its Affiliates against any liabilities asserted against or expenses incurred by the Program Manager or its Affiliates in connection with Program activities; provided, however, that the Participants (other than TVC) shall not incur the cost of that portion of such insurance, if any, which insures the Program Manager or its Affiliates against any liability with respect to which the Program Manager or its Affiliates are denied indemnification under the provisions of this Agreement; provided, however, that nothing contained herein shall preclude the Program Manager from purchasing and paying for such types of insurance including without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Program Manager and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Program.

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(iv)  The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this subsection is disqualified. Any person who is determined to be not entitled to indemnification under this Section 6(f) may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 6(f)(ii) above.

(v)  Legal fees and expenses and other costs incurred as a result of a claim described in this Section 6(f) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (a) the claim relates to the performance or non-performance of duties or services by the Program Manager or its Affiliates rendered on behalf of the Program and the Participants, (b) the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement, and (c) the Program Manager or its Affiliate undertakes to repay the advanced funds to the Partnership in the event it is later determined that the Program Manager or such Affiliate is not entitled to indemnification under the provisions of this Section 6(f).

(vi)  To the extent that the Program Manager or its Affiliates are successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in this Section 6(f) or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Program Manager or its Affiliates, against the expenses, including attorneys' fees, actually incurred by the Program Manager or such Affiliate in connection therewith.

(vii)  The indemnification provided by this Section 6(f) shall continue as to the Program Manager and its Affiliates in the event the Program Manager ceases to act in the capacity of manager of the Program or as operator under the Operating Agreement with respect to events occurring prior to the time such Program Manager or its Affiliate ceased to act in such capacity and shall inure to the benefit of the successors and assigns of the Program Manager and such Affiliates.

7.  Removal of the Program Manager.

The Partnership shall have the right to remove TVOG as Program Manager and to elect and substitute a successor to act in the capacity as Program Manager; provided, the Partnership shall not have the right to remove TVOG as Program Manager and to elect and substitute a successor to act in such capacity during the term that TVC or any of its Affiliates serve in the capacity of Managing Partner.

8.  Reimbursement of the Program Manager.

As may be requested by the Program Manager from time to time, the Program Manager shall be reimbursed by the Participants for their respective share of all General and Administrative Expenses and other costs and expenses incurred by the Program Manager or any of its Affiliates in managing and conducting the business and affairs of the Program, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager may deem necessary or desirable.

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9.  Tax Partnership.

This Agreement and Attachment A attached hereto are not intended and shall not be construed to create a joint venture, mining or other partnership (general, limited, or otherwise) or association or to render the parties hereto liable as partners. The parties expressly agree that no party hereto shall be responsible for the obligations of the other parties, each party being severally responsible only for its obligations arising hereunder and liable only for its allocable share of the costs and expenses incurred hereunder. Each of the Participants hereby agrees that this Agreement creates a partnership for federal and state income tax purposes only, which tax partnership shall function and exist as set forth in Attachment A attached hereto.

10.  Sales of Interests by TVOG.

Subject to Attachment A, TVOG shall have the right to sell or otherwise dispose of the ownership interests in Leases held by it as part of the Program and subject to this Agreement without obtaining the consent of the Partnership. TVOG, TVC, and their Affiliates shall have the right to sell or otherwise dispose of the ownership interests in Leases held by them for their own account outside the Program and not subject to this Agreement on terms more or less favorable to the party or parties acquiring such interests than those terms contained in this Agreement with respect to the acquisition of interests in such Leases by the Partnership, and the Partnership shall not have any claim or right to any consideration or benefits derived therefrom.

11.  Assignment.

Except as otherwise provided herein, no party hereto shall have the right to assign its rights or obligations under this Agreement without the express written consent of the other parties, except in the event of the following assignments:

(a)  disposition by TVC of all or any portion of its rights or obligations hereunder to one or more Affiliates of TVC that also receive an assignment of a proportionate part of TVC's Managing Partner interest in the Partnership pursuant to the terms of the Partnership Agreement;

(b)  A disposition by TVC or any Affiliate thereof of all or any part of its rights or obligations hereunder to one or more persons that have as a result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of TVC and have assumed the obligations of TVC hereunder; or

(c)  A disposition by TVC or any Affiliate thereof of all or any portion of its rights or obligations hereunder after the cessation of substantially all drilling activities of the Program.

Any assignment shall be subject to Attachment A. Notwithstanding anything in this Agreement to the contrary, TVC shall have the right at any time to mortgage, pledge, or encumber the oil and gas properties and interests of TVC under or subject to this Agreement to secure any debts or obligations of TVC or its Affiliates (whether or not such debts or obligations are related to the Program). If TVC receives a bona fide offer from an unrelated third party to

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purchase an interest in any Lease in which the Partnership has interests pursuant to this Agreement, TVC shall request the offeror to make a similar offer available to the Partnership

12.  Term and Amendment of Agreement.

(a)  This Agreement shall terminate upon the occurrence of any of the following: (i) the dissolution of the Partnership, or (ii) upon the election of TVC after the cessation of substantially all drilling activities of the Program, provided, in the case of clause (ii), that TVC shall have given at least 120 days' notice to the Investor Partners of the Partnership prior to such termination. Upon the occurrence of any of the foregoing events, the provisions of Attachment A shall be applicable and the Participants shall be subject to the terms of the Operating Agreement or such other operating agreements as may then be in effect.

(b)  This Agreement and Attachment A may only be amended, modified or changed by a writing duly executed by TVC, and the Partnership; provided that, to the extent required under the terms of the Partnership Agreement, the Partnership shall execute or have executed on its behalf such a writing only if the amendment, modification, or change shall have been approved or consented to by a Majority in Interest of the Investor Partners thereof, to the extent required by the Partnership Agreement, and, provided further, the consent of the Partnership shall not be required if TVC determines that the amendment, modification, or change is necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or does not adversely affect in a material manner the Investor Partners of the Partnership.

13.      Insurance.

The Program Manager or Affiliates thereof shall carry for the benefit of the Participants insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as are customarily carried by the Program Manager or such Affiliates in its operations. To the extent practical, all of the Participants shall be added as additional co-insureds under such coverage. The Program Manager shall notify the Participants of any adverse material change in the insurance coverage of the Program as soon as possible after learning of such change. If possible, such notice shall be given 30 days in advance of the change in insurance coverage.

14.  Force Majeure.

(a)  If TVOG or Participant is rendered unable, wholly or in part, by force majeure or any other cause of any kind not reasonably within its control, to perform or comply with any obligation or condition of this Agreement (except the payment of money), upon giving notice and reasonably full particulars to the other party, such obligation or condition will be suspended during the continuance of the inability so caused.  Such party will be relieved of liability and will suffer no prejudice for failure to perform the same during such period, and the cause of suspension (other than strikes or walk-outs) will be remedied as far as possible with reasonable dispatch.  Settlement of strikes and walkouts will be wholly within the discretion of the affected party.

(b)  The term "force majeure" as used herein will include, without limitation, the following: acts of God, public enemies, forces of nature including fire and flood, earthquakes, accidents, mechanical breakdowns,

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blowouts, strikes and other industrial, civil or public disturbances, inability to obtain drilling rigs, pipe, materials, supplies, pipelines, surface use agreements, leases, permits, rights-of-way, labor, or any other act or omission by third parties, or other circumstances not reasonably within the control of the affected party, and any law, order, rule, regulation, act or restraint of any government or governmental body of authority, whether civil or military.

15.  Partnership Agreement.

In the event of conflict between the provisions of this Agreement and the provisions of the Partnership Agreement or the provisions of Attachment A, the provisions of this Agreement shall control.

16.  Entire Agreement.

This Agreement, together with Attachment A and Attachment B attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

17.  Headings.

The headings of the various sections, subsections, and other subdivisions of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish, or otherwise change the express provisions hereof.

18.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law provisions.

19.  Attachments.

Attachment A, the form of tax partnership agreement, and Attachment B, the form of joint operating agreement, are attached hereto. Such Attachments are incorporated herein by reference and made a part hereof for all purposes, and references to this Agreement shall also include such Attachments unless the context in which such references are used shall otherwise require.

20.  Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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In witness whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Tri-Valley Corporation	TVC Opus I Drilling Program, L.P.

By:	____________________________	By:	____________________________
Title:	____________________________	Title:	____________________________

Tri-Valley Oil and Gas Co., Inc.

By:	____________________________
Title:	____________________________

Attachment A:           Form of Tax Partnership Agreement
Attachment B:            Form of Joint Operating Agreement

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